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     PRICING SUPPLEMENT NO. 96                               Rule 424(b)(3)
     DATED: November 12, 1996                            File No. 333-03685
     (To Prospectus dated May 23, 1996
     and Prospectus Supplement dated May 23, 1996)


                               $4,954,795,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $5,000,000                   [_]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 11/19/96                     [x]                  [_]

 Maturity Date: 11/19/2001

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 *                  100%              N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.50%

Interest Payment Dates:  **

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate:

 [_]  Commercial Paper Rate            Minimum Interest Rate:

 [_]  Federal Funds Rate               Interest Reset Date(s):

 [_]  Treasury Rate                    Interest Reset Period:

 [_]  LIBOR Reuters                    Interest Payment Date(s):

 [_]  LIBOR Telerate

 [_]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate:                Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

-------------------------

* Commencing November 19, 1997 and on the 19th of May and November in each year thereafter, the Notes may be called at 100% of the principal amount, in whole but not in part, at the option of the Company on five days' notice.

**   The 19th of May and November in each year, commencing 05/19/97.

The Notes will be issued at prevailing market rates.

The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.

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